__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2016

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Boulevard
Coppell, Texas 75019
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, Nationstar Mortgage Holdings Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders approved the Company’s Second Amended and Restated 2012 Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan had been previously approved by the Company’s Board of Directors, subject to stockholder approval.

The material features of the Incentive Plan are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2016 (the "Proxy Statement"). The description of the Incentive Plan included in the Proxy Statement is incorporated by reference herein. The description of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As indicated above, the Company's Annual Meeting was held on May 12, 2016. Results with respect to proposals submitted at the Annual Meeting were as follows:

Proposal 1: Election of directors

Stockholders elected two directors to serve terms expiring at the Company’s annual meeting of stockholders to be held in 2019.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Roy A. Guthrie	90,842,331	1,509,493	5,149,925
Michael D. Malone	90, 423,977	1,927,847	5,149,925

Proposal 2: Ratification of appointment of independent registered public accounting firm

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions
97,304,453	94,362	102,934

Proposal 3: Approval of the Second Amended and Restated 2012 Incentive Compensation Plan

Stockholders approved the Second Amended and Restated 2012 Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,375,834	16,881,187	94,803	5,149,925

Item 9.01(d) Exhibits	Financial Statements and Exhibits.
Exhibit No.	Exhibit Description
10.1	Nationstar Mortgage Holdings Inc. Second Amended and Restated 2012 Incentive Compensation Plan, effective May 12, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: May 13 , 2016	By:	/s/ Robert D. Stiles
Robert D. Stiles Chief Financial Officer

Signature Page to 8-K for Annual Meeting Results